Exhibit (c)(14) Corporate & Investment Banking Project Augusta Presentation to the Board of Directors of Martin Resources Management Corporation October 3, 2024 © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential.

Corporate & Investment Banking Disclaimer These materials have been prepared by Wells Fargo Securities L.L.C. (“Wells Fargo”) for the Board of Directors (the “Board”) of Martin Resources Management Corporation (“MRMC”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement from Wells Fargo and were not prepared for use by the General Partner, the Conflicts Committee, the Partnership or any of its unitholders. These materials are based on information provided by or on behalf of MRMC management, from public sources or otherwise reviewed by Wells Fargo. Wells Fargo assumes no responsibility for the independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with MMLP/MRMC management or obtained from public sources, Wells Fargo has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgements of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Wells Fargo and were prepared exclusively for the benefit and internal use of the Board. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Wells Fargo or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Wells Fargo assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Wells Fargo and its affiliates. Wells Fargo and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Wells Fargo or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her, or its particular circumstances from independent advisors regarding the impact of transactions or matters described herein. Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 2

Table of Contents I. Executive Summary II. MMLP Situation Analysis III. Financial Analysis regarding the MMLP Common Units Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 3

Corporate & Investment Banking Executive Summary

Executive Summary | Introduction ▪ Wells Fargo Securities, LLC (“WFS”) is pleased to provide the following materials to the Board of Directors (the “Board”) of Martin Resources Management Corporation (“MRMC”) regarding MRMC’s proposal to acquire all common units of Martin Midstream Partners L.P. (“MMLP” or the “Partnership”) other than common units held by MRMC and its subsidiaries ▪ Pursuant to the proposed Agreement and Plan of Merger (the “Agreement”) by and among MRMC, Martin Midstream GP LLC (the “General Partner”), a newly formed wholly owned subsidiary of MRMC (“Merger Sub”) and MMLP, Merger Sub will be merged with and into the Partnership (the “Merger”), and each MMLP common unit (other than common units held by MRMC or its subsidiaries or MMLP or its subsidiaries) will be converted into the right to receive $4.02 per unit in cash (the “Consideration”) ▪ MRMC currently owns 15.7% of the current MMLP common units outstanding, and MRMC owns the 2.0% general partner interest through the General Partner ▪ The materials include the following: ▪ An executive summary, including an overview of the Merger, a review of MMLP’s current partnership structure and the economics of the proposed transaction, a review of negotiations between MRMC and the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner and an analysis of MMLP’s historical trading performance ▪ A financial analysis of MMLP’s current situation, including a summary of financial projections as provided by MRMC / MMLP management (“MMLP Financial Projections”) ▪ A financial analysis of MMLP’s common units ▪ WFS has been asked by the MRMC Board, whether, in WFS’s opinion, as of the date of its opinion, the Consideration to be paid by MRMC pursuant to the Agreement is fair to MRMC from a financial point of view Source: Merger Agreement, Public Filings, Wells Fargo Securities Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 5

Updates to Financial Analysis ▪ The materials include the following updates from the materials presented on October 1, 2024: ▪ The financial forecast has been revised to reflect an updated MMLP financial forecast ▪ Changes in working capital for 4Q 2024 was revised upwards by $15 million to account for payment of receivables from MRMC ▪ Debt and cash balances were updated to reflect actual results through September 30, 2024 ▪ Present value of equity calculated in the Unlevered Discounted Cash Flow Analysis was adjusted to account for the 2% equity value attributable to the general partner interest in order to arrive at the equity value attributable to the limited partners ▪ As a result of these changes, the present value per unit range from the Discounted Cash Flow Analysis was revised from $3.51 - $7.09 to $3.81 - $7.32 per unit ▪ Market data has been updated to reflect pricing as of October 1, 2024 Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 6

Executive Summary | Transaction Terms Counterparties▪ MRMC, Merger Sub, a wholly owned subsidiary of MRMC, the General Partner and the Partnership ▪ MRMC to acquire, via merger, all publicly-owned common units other than common units held by MRMC for $4.02 per common unit in cash Transaction Summary ▪ MMLP will cease to be a publicly-traded partnership. Merger Sub will merge with and into the Partnership, with the Partnership being the surviving entity Consideration▪ $4.02 for each MMLP common unit ▪ Approval of the Conflicts Committee Approvals ▪ Requires approval from holders of a majority of the outstanding common units (“Unit Majority”) Source: Merger Agreement Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 7

Executive Summary | Summary of Simplified Organization Structure and Transaction Economics Current Ownership Structure Sources & Uses ($ in millions) Martin Sources Sources Resource Management Draw on ABL Facility $113.7 Corporation Term Loan 20.0 1 Management Loan 5.0 100% Total $138.7 Uses MMGP Holdings LLC Purchase MMLP Units $132.2 Transaction Costs 6.5 100% Total $138.7 Transaction Economics Martin Midstream ($ in millions) GP LLC Consideration per Common Unit $4.02 32.9MM L.P. Units Common Units Outstanding (MM) 39.001 100% of GP Interest 84.3% L.P. Units Ownership Total Common Equity Value $156.8 Plus: Implied GP Equity Value 3.2 Martin 2 Public Plus: MMLP Net Debt (as of 9/30/2024) 486.5 Midstream Unitholders Partners Implied Enterprise Value $646.5 L.P. Implied TEV / 2024E EBITDA 5.6x Source: Public filings, MMLP Financial Projections | Market data as of 10/1/2024 Implied TEV / 2025E EBITDA 5.4x 1 MRMC intends to partially fund the purchase of MMLP units via a $5 million loan from MRMC management 2 Net debt reflects the balance as of 9/30/2024 Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 8 6.1MM L.P. Units 15.7% L.P. Unit ownership

Executive Summary | Negotiation Timeline ▪ MRMC retained WFS to advise on the acquisition of all outstanding common units of MMLP not already owned by MRMC or its subsidiaries January 2024 ▪ The Conflicts Committee retained Houlihan Lokey to serve as its financial advisor th ▪ On May 24 , MRMC submitted a non-binding proposal to the Conflicts Committee to acquire all outstanding common units of MMLP not already owned by MRMC or its May 2024 subsidiaries for a cash purchase price of $3.05 per common unit st ▪ On June 21 , the Conflicts Committee received a confidential non-binding proposal from Nut Tree Capital Management LP (“Nut Tree”) and Caspian Capital LP (“Caspian”) June 2024 to acquire all outstanding common units of MMLP for a cash purchase price of $4.00 per common unit nd ▪ On July 2 , the Conflicts Committee provided a non-binding counter-proposal that MRMC acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $4.75 per common unit ▪ This counter-proposal was conditioned upon the approval of such transaction by the holders of a majority of the common units who are unaffiliated with MRMC (“Majority of the Minority Provision”) th ▪ On July 5 , MRMC submitted a non-binding proposal to acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $3.25 per common unit ▪ This proposal was conditioned on the requirement that the applicable partnership unitholder approval will consist of the approval by the holders of a Unit Majority as defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership (“Simple Majority Provision”) th ▪ On July 10 , the Conflicts Committee provided a non-binding counter-proposal that MRMC acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $4.35 per common unit and conditioned with a Majority of the Minority Provision July 2024 th ▪ On July 11 , the Conflicts Committee received a public letter from Nut Tree and Caspian to publicly announce its previously confidential, unsolicited and non-binding proposal to acquire all MMLP common units for a cash purchase price of $4.00 per common unit th th ▪ On July 19 , the Conflicts Committee received a public letter from Nut Tree and Caspian to disclose the Conflicts Committee’s lack of response to the July 11 proposal from Nut Tree and Caspian ▪ Nut Tree and Caspian reiterated the offer to acquire all MMLP common units for a cash purchase price of $4.00 per common unit rd ▪ On July 23 , MRMC submitted a non-binding proposal to acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $3.70 per common unit ▪ This proposal included the condition of a Simple Majority Provision ▪ On July 29th, the Conflicts Committee received a public letter from Nut Tree and Caspian to increase their offer to acquire all MMLP common units for a cash purchase price of $4.50 per common unit Source: Public Filings Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 9

Executive Summary | Negotiation Timeline nd ▪ On August 2 , the Conflicts Committee provided a non-binding counter-proposal that MRMC acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $4.35 per common unit ▪ This counter-proposal was conditioned upon a Majority of the Minority Provision th ▪ On August 6 , Ruben Martin (President and CEO of MRMC) initiated discussions with Byron Kelley (Chairman of the Conflicts Committee) regarding a proposal for MRMC to acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $4.02 per common unit August 2024 th ▪ On August 12 , MRMC submitted a non-binding proposal to acquire all outstanding common units not already owned by MRMC or its subsidiaries for a cash purchase price of $4.02 per common unit ▪ This proposal included the condition of a Simple Majority Provision nd ▪ On August 22 , Baker Botts (legal counsel to MRMC) sent an initial draft of the Merger Agreement to Munsch Hardt Kopf & Harr (legal counsel to the Conflicts Committee) ▪ MRMC and Conflicts Committee continued ongoing negotiations around the terms of the Merger Agreement September 2024 Source: Public Filings Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 10

Executive Summary | Historical MMLP Price Performance $8.00 Consideration Premium Relative to MMLP Price Historical Average x x Consideration $4.02 Last 30 Days Average $3.58 12.2% Last 60 Days Average $3.64 10.5% Last 6 Months Average $3.28 22.6% $6.00 Last 12 Months Average $2.87 40.2% $4.02 $4.00 $3.67 $3.64 $3.58 $3.28 $2.87 $2.00 $0.00 9/29/23 10/29/23 11/29/23 12/29/23 1/29/24 2/29/24 3/31/24 4/30/24 5/31/24 6/30/24 7/31/24 8/31/24 9/30/24 Unit Price Consideration Last 12 Months Average Last 6 Months Average Last 60 Days Average Last 30 Days Average Source: FactSet | Market data as of 10/1/2024 Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 11 $/Unit

Executive Summary | MMLP Units Traded Analysis (% of Total Volume) 3 Months 6 Months 3 Months Summary Statistics 3 Mont 6 h Months Summary Statistics 6 Month 100% 100% Total Volume (MM) 5.825 Total Volume (MM) 10.781 % Float 20.8% % Float 38.6% Avg. Daily Trading Volume (MM) 0.090 Avg. Daily Trading Volume (MM) 0.084 71.5% 75% 75% Mean $3.60 Mean $3.28 VWAP $3.69 VWAP $3.38 50% 50% 38.6% 19.0% 17.0% 25% 25% 9.8% 9.6% 9.3% 9.2% 6.2% 3.3% 1.9% 3.3% 1.2% 0.0% 0.0% 0.0% 0% 0% <$2.50 $2.50 - $2.75 - $3.00 - $3.25 - $3.50 - $3.75 - >$4.00 <$2.50 $2.50 - $2.75 - $3.00 - $3.25 - $3.50 - $3.75 - >$4.00 $2.75 $3.00 $3.25 $3.50 $3.75 $4.00 $2.75 $3.00 $3.25 $3.50 $3.75 $4.00 12 Months 18 Months 12 Months Summary Statistics 12 M1 ont 8 h Months Summary Statistics 18 Month 100% 100% Total Volume (MM) 17.840 Total Volume (MM) 27.219 % Float 63.8% % Float 97.3% Avg. Daily Trading Volume (MM) 0.071 Avg. Daily Trading Volume (MM) 0.072 75% 75% Mean $2.87 Mean $2.74 VWAP $3.02 VWAP $2.89 50% 50% 32.8% 25.2% 23.4% 20.6% 17.3% 25% 15.4% 15.3% 25% 10.4% 11.5% 3.8% 3.6% 6.0% 5.8% 5.6% 1.3% 2.0% 0% 0% <$2.50 $2.50 - $2.75 - $3.00 - $3.25 - $3.50 - $3.75 - >$4.00 <$2.50 $2.50 - $2.75 - $3.00 - $3.25 - $3.50 - $3.75 - >$4.00 $2.75 $3.00 $3.25 $3.50 $3.75 $4.00 $2.75 $3.00 $3.25 $3.50 $3.75 $4.00 Source: FactSet | Market data as of 10/1/2024 Note: Trading prices and volumes reflect unit price on 10/1/2024 Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 12

Corporate & Investment Banking MMLP Situation Overview

MMLP Situation Overview | Partnership Overview and Trading/Credit Statistics

MMLP Overview

- MMLP is a diversified specialty services midstream business with operations in four key business segments: Terminalling & Storage, Transportation Services, Specialty Products and Sulfur Services
- The Partnership was founded in 2002 and is headquartered in Kilgore, TX
- MMLP provides specialty services to major and independent oil and gas companies including refineries, chemical companies and similar businesses with significant business concentrated around the U.S. Gulf Coast refinery and chemical complex

Trading / Credit Statistics

($ in millions)	MARTIN MIDSTREAM PARTNERS
Current Unit Price (10/1/2024)	$3.67
% Discount to 52-Week High	*(11.2%)*
% Premium to 52-Week Low	*93.0%*
Cash & Cash Equivalents (as of 9/30/2024)[1]	($0.1)
Total Debt (as of 9/30/2024)[1]	$486.6
Market Capitalization[2]	**$146.1**
TEV	**$632.6**
TEV / 2024E EBITDA	**5.5x**
TEV / 2025E EBITDA	**5.3x**
Net Debt / 2024E EBITDA	**4.2x**
Current Distribution Yield	**0.5%**
Liquidity[3]	**$79.4**
Credit Rating (S&P / Moody's / Fitch)	**B / B3 / B-**

Source: Public filings, MMLP Financial Projections, FactSet | Market data as of 10/1/2024
[1] Total debt and cash reflect balances as of 9/30/2024
[2] Grossed up by the general partner interest of 2%
[3] Liquidity defined as available revolver balance plus cash less letters of credit

Asset Map



AZ
NE
IL
WV
MO
TN
AR
MS
AL
HQ: Kilgore, TX
TX
FL
Terminalling & Storage
Sulfur
Transportation
Specialty Products

Project Augusta

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14

MMLP Situation Overview | Asset Overview

Terminalling & Storage

Operates 1 naphthenic lube refinery, 21 terminal facilities with aggregate storage capacity of 2.6MM barrels and 2.1MM barrels of underground NGL storage


NE
AR
HQ: Kilgore, TX
LA
TX
MS
AL
FL
Terminalling & Storage

Smackover Refinery	Naphthenic lube refinery with a 6,500 Bpd minimum commitment from MRMC to process naphthenic crude oil into refined products
Specialty Terminals	8 terminals that facilitate the movement of petroleum products, by-products and petrochemicals
Shore-Based Terminals	12 terminals along the Gulf Coast utilized by Martin Energy Services, a subsidiary of MRMC
NGL Underground Storage	2.1MM barrels of underground storage capacity for natural gas liquids along with rail and truck transloading capabilities at Arcadia, LA facility

Transportation Services

Tank truck and marine transportation for the petroleum, petrochemical and chemical industries


WV
TN
AR
MS
AL
LA
TX
FL
Transportation Services

Land Transportation	Truck and trailer fleet made up of ~700 tank trucks and ~1,200 trailers hauling lubricants, diesel products, general chemicals, LPGs, molten sulfur, sulfuric acid, asphalt, resins, pneumatics, and LNG
Marine Transportation	Service-based day-rate, short and long-term towing contracts for transportation of petroleum products and by-products via 27 marine tank barges, 14 inland push boats, and one offshore tug and barge unit

Sulfur Services

Transports, stores, and prills molten sulfur, manufactures and markets sulfur-based fertilizers and related sulfur products


IL
HQ: Kilgore, TX
TX
Fertilizer Plant
Prilled Sulfur

Fertilizer	Purchases molten sulfur from refineries as feedstock to convert to fertilizer, then markets sulfur-based fertilizers and related sulfur products (sulfuric acid) to wholesale fertilizer distributors and industrial users
Prilled Sulfur	Processes molten sulfur into a solid form to enable large-scale transportation for export on dry bulk vessels
Molten Sulfur	Aggregates, stores, and transports molten sulfur from Gulf Coast refineries to the Tampa market for fertilizer production
Project ELSA	Produces electronic sulfuric acid to supply semiconductor manufacturers

Specialty Products

Marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease


AZ
AR
MO
HQ: Kilgore, TX
LA
TX
Specialty Products

Lubricants & Grease	Purchases base oil from 3rd parties and MRMC to blend and package private label lubricants using 4.0 MM gallons of bulk storage and 250,000 sq. ft. warehouse within the Smackover Refinery and grease processing and packaging in Kansas City, Houston and Phoenix
NGLs	Natural gasoline from Mont Belview, TX, is transported by pipeline to the Spindletop terminal, then ultimately delivered to the Beaumont, TX area customer
Propane	Store and transport propane for retail propane distributors (~100 regional customers throughout the Southeastern US)

Source: Public filings

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15

MMLP Situation Overview | Asset Overview (Continued)

	Terminalling & Storage	Transportation Services	Sulfur Services	Specialty Products
Segment Overview	• Provides storage, refining, and handling services of petroleum products and by-products and petrochemicals	• Tank truck transportation services for the petroleum, petrochemical and chemical industries • Utilizes inland and offshore tows to provide marine transportation of petroleum products and by-products	• Manufactures and markets sulfur-based fertilizers and related sulfur products (sulfuric acid) to wholesale fertilizer distributors and industrial users • Aggregates, stores and transports molten sulfur and converts to prilled sulfur	• Blends and packages agricultural, automotive and industrial private label lubricants • Processes and packages automotive, commercial and industrial greases • Natural gas liquids, marketing, distribution and transportation services
2024E Adj. EBITDA Contribution [1]	27%	30%	26%	17%
Key Customers [2]	Martin Resource Management, Koch, Saconix	Trafigura, Martin Resource Management, Eastman, Mosaic, Koch, Citgo, Chevron	Mosaic, Helena, Agrium, United Suppliers, Simplot, Valero, Motiva	South Hampton Resources, Lucas Oil, Tractor Supply Co, Bestolife, Coastal Chemical
Wtd. Average Relationship Length [3]	~15 Years	~21 Years	~24 Years	~36 Years

Source: Public filings

[1] Adjusted Segment EBITDA contribution does not include unallocated SG&A or results from the butane optimization business which the Partnership exited in 1H 2023

[2] Data as of 12/31/2023

[3] Weighted average relationship length of top 5 customers in each segment within each business

Project Augusta

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© 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential.
16

MMLP Situation Overview | Equity Ownership Summary

Equity Ownership Summary



Retail:
34.7%
Institutional:
37.7%
Insiders:
27.7%

Summary

Holders	Total Units Owned (000's)	% of Total Units
Institutional	14,700	37.7%
Insiders	10,787	27.7%
Retail	13,514	34.7%
Total Common Units Outstanding	**39,001**	**100.0%**

Institutional Ownership

Top Holders	Total Units Owned (000's)	% of Total Units
Invesco Advisers, Inc.	7,213	18.5%
Goldman Sachs & Co. LLC (Private Banking)	2,882	7.4%
Barclays Bank Plc (Private Banking)	1,500	3.8%
Harvest Fund Advisors LLC	1,018	2.6%
JPMorgan Securities LLC (Investment Management)	584	1.5%
Raymond James & Associates, Inc. (Invt Mgmt)	440	1.1%
Morgan Stanley (Strategic Investments)	237	0.6%
De Lisle Partners LLP	231	0.6%
Wells Fargo Bank, NA (Private Banking)	120	0.3%
Eagle Global Advisors LLC	80	0.2%
Other Institutional Investors	395	1.0%
Total Institutional Investors	**14,700**	**37.7%**

Insider Ownership

Top Holders	Total Units Owned (000's)	% of Total Units
Martin Resource Management Corp.	6,115	15.7%
Martin Ruben S III	3,886	10.0%
Massey C Scott	152	0.4%
Bondurant Robert D	149	0.4%
Kelley Byron R	134	0.3%
Collingsworth James M	132	0.3%
Tauscher Randall L	118	0.3%
Booth Chris H	48	0.1%
Shoup Scot A	28	0.1%
Taylor Sharon L	25	0.1%
Total Insider Ownership	**10,787**	**27.7%**
Total Other	13,514	34.7%
Total Common Units Outstanding	**39,001**	**100.0%**

Source: Public filings, FactSet | Market data as of 10/1/2024

Project Augusta
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17

MMLP Situation Overview | Financial Projection Assumptions ▪ The MMLP Financial Projections as provided by MMLP/MRMC management incorporate the following assumptions: ▪ Revenue ▪ Terminalling and Storage ▪ Terminals assume a flat volume throughput (consistent with historical figures) and assume storage rates increase at an annual rate of 3.0% ▪ Tolling revenue assumes a flat daily volume throughput (consistent with historical figures) and assumes reservation fees increase at an annual rate of 3.0% ▪ Underground Storage revenue is consistent with historical figures and assumes an annual rate of 2.0% ▪ Specialty Products ▪ Specialty Products assume beginning volumes that are consistent with historical volumes and assume a volume growth rate of 1.0%-2.5% ▪ Seasonal spreads reflect forward commodity pricing ▪ Realized margins consistent with historical figures ▪ Transportation Services ▪ Utilization based on historical figures and held flat throughout the forecast ▪ Rates based on historical figures and assume an annual growth rate of 3.0% and 1.5% for Marine and Land services, respectively ▪ Sulfur Services ▪ Revenue based on historical figures and assume an annual volume growth rate of 1.0%-2.0% ▪ ELSA Project reflects contracted volumes and rates ▪ Expenses: Operating Expenses and Allocated SG&A based on historical figures and assume an annual growth rate of 3.0% ▪ Unallocated SG&A Expenses: Based on historical figures and assumes an annual growth rate of 1.0% ▪ Maintenance Capital Expenditures: Maintenance capex of $25MM-$30MM per year (approximately 25% of EBITDA and in line with historical averages) ▪ Growth Capital Expenditures: Growth capex of $5MM-$15MM per year and based on management identified opportunities Source: MMLP Financial Projections Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 18

MMLP Situation Overview | Financial Projections ($ in Thousands, except per unit amounts) Q4 2024B FY 2025P FY 2026P FY 2027P FY 2028P 2025P-2028P CAGR MMLP Operational EBITDA $27,570 $119,486 $119,298 $117,910 $119,695 0.06% Cash Interest (13,243) (50,030) (48,134) (34,113) (28,262) Cash Taxes (995) (5,216) (5,271) (5,141) (5,063) Changes in Working Capital 28,581 1,955 (80) (12,682) (474) Phantom Stock 512 1,468 (1,618) - - Available Funds from Operations (AFFO) $42,425 $67,662 $64,196 $65,974 $85,897 8.28% Maintenance Capital Expenditures ($4,643) ($29,625) ($30,811) ($24,899) ($23,455) Distributable Cash Flow $37,782 $38,037 $33,384 $41,075 $62,442 17.97% Growth Capital Expenditures ($731) ($5,865) ($10,769) ($12,597) ($15,129) Proceeds from Asset Sales 540 300 300 300 600 Free Cash Flow Before Distributions and Debt Repayment $37,591 $32,473 $22,916 $28,778 $47,914 13.84% Source: MMLP Financial Projections Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 19

Corporate & Investment Banking Financial Analyses Regarding the MMLP Common Units

Financial Analyses Regarding the MMLP Common Units | Summary Methodology Valuation Methods ▪ Effective entry and exit dates of 10/1/2024 and 12/31/2028, respectively ▪ Utilized range of weighted average cost of capital (“WACC”) discount rates ▪ WACC based on the Capital Asset Pricing Model (“CAPM”) for selected entities deemed comparable Post-Tax Unlevered Discounted Cash ▪ Unlevered free cash flow and terminal value discounted at 11.0%-12.0% Flow Analysis ▪ Calculated terminal values based on perpetuity growth rate ▪ Perpetuity growth rate of (1.0%) – 1.0% ▪ Implied value of MMLP common units based on historical premiums paid in selected relevant midstream mergers in which the consideration was cash, stock, or a combination of both Select Premiums Paid ▪ 1-Day prior spot premiums paid applied to 5/23/2024 unaffected unit price of $3.00 Analysis All Transactions▪ Premium range of 4.8% - 26.5% th th ▪ Low based on 25 percentile and high based on 75 percentile of selected precedent transactions ▪ Implied value of MMLP common units based on historical premiums paid in selected relevant midstream mergers in which the consideration was all cash Select Premiums Paid Analysis ▪ 1-Day prior spot premiums paid applied to 5/23/2024 unaffected unit price of $3.00 Cash-for-Unit/Stock ▪ Premium range of 13.1% - 26.2% Transactions th th ▪ Low based on 25 percentile and high based on 75 percentile of selected precedent transactions For Reference Only Source: Public filings Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 21

Financial Analyses Regarding the MMLP Common Units | Preliminary Valuation Per Unit Consideration: $4.02 Price / Unit $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $4.02 Discounted Cash Flow Analysis Perpetuity Growth Rate of (1.0%) - 1.0% $3.81 $7.32 Discount Rate of 11.0% - 12.0% Select Premiums Paid All Transactions 1-Day Prior Unit/Share Price $3.14 $3.79 th th 25 – 75 Percentile Premium to 5/23/2024 Unit Price 4.8% - 26.5% Select Premiums Paid Cash-for-Unit/Stock Transactions 1-Day Prior Unit/Share Price $3.39 $3.79 th th 25 – 75 Percentile Premium to 5/23/2024 Unit Price 13.1% - 26.2% Implied TTV / 2024E EBITDA 4.6x 4.9x 5.2x 5.6x 5.9x 6.3x 6.6x Implied TTV / 2025E EBITDA 4.4x 4.7x 5.1x 5.4x 5.7x 6.1x 6.4x Source: MMLP Financial Projections, Public filings Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 22 For Reference Only

Financial Analysis Regarding the MMLP Common Units | Discounted Cash Flow Analysis ($ in MM, except per unit amounts) Q4 2024B FY 2025P FY 2026P FY 2027P FY 2028P Terminal Value MMLP EBITDA $28 $119 $119 $118 $120 (-) Cash Taxes (1) (5) (5) (5) (5) (-) Maintenance Capex (5) (30) (31) (25) (23) (-) Changes in Working Capital 29 2 (0) (13) (0) (-) Phantom Stock 1 1 (2) 0 0 (+) Proceeds from Asset Sales 1 0 0 0 1 (-) Growth Capex (1) (6) (11) (13) (15) Unlevered Free Cash Flow $51 $83 $71 $63 $76 Perpetuity Growth Rate (Midpoint) 0.0% Terminal Value at 0.0% Perpetuity Growth Rate (Midpoint) $662 Implied 2028E Terminal Multple 5.5x PV of Unlevered Cash Flows at 11.5% Discount Rate (Midpoint) $282 PV of Terminal Value at 11.5% Discount Rate (Midpoint) $417 Enterprise Value $699 Less: Net Debt (as of 9/30/2024) ($487) Total Equity Value $213 Less: 2% GP Equity ($4) Total LP Equity $208 Total Diluted Units Outstanding (MM) 39.00 Implied Unit Price $5.34 Implied 2024E EBITDA Multiple 6.1x Implied 2025E EBITDA Multiple 5.9x Implied Unit Price Sensitivity Implied Terminal Multiple Perpetuity Growth Rate Perpetuity Growth Rate (1.0%) (0.5%) 0.0% 0.5% 1.0% (1.0%) (0.5%) 0.0% 0.5% 1.0% 11.00% $5.05 $5.54 $6.08 $6.67 $7.32 11.00% 5.3x 5.5x 5.8x 6.1x 6.4x 11.25% $4.72 $5.19 $5.70 $6.26 $6.88 11.25% 5.1x 5.4x 5.7x 5.9x 6.3x 11.50% $4.41 $4.85 $5.34 $5.87 $6.45 11.50% 5.0x 5.3x 5.5x 5.8x 6.1x 11.75% $4.10 $4.53 $4.99 $5.50 $6.05 11.75% 4.9x 5.2x 5.4x 5.7x 6.0x 12.00% $3.81 $4.22 $4.66 $5.14 $5.66 12.00% 4.8x 5.1x 5.3x 5.6x 5.8x Source: MMLP Financial Projections, Public filings Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 23 Discount Rate Discount Rate

Financial Analysis Regarding the MMLP Common Units | Premiums Paid Analysis 1 Premium Date Announced Buyer Seller Consideration 1 Day Prior Spot x x 7/25/2022 Shell Plc Shell Midstream Partners LP Cash-for-Unit 23.0% 6/2/2022 Hartree Partners Sprague Resources LP Cash-for-Unit 27.3% 5/13/2022 Diamondback Energy, Inc. Rattler Midstream LP Stock-for-Unit 1.8% 4/22/2022 Ergon BlueKnight Energy Partners LP LLC Cash-for-Unit 54.0% 12/20/2021 BP p.l.c. BP Midstream Partners LP Stock-for-Unit 16.2% 10/27/2021 Phillips 66 Phillips 66 Partners LP Stock-for-Unit 26.2% 3/4/2021 Chevron Corporation Noble Midstream Partners LP Stock-for-Unit 15.4% 7/27/2020 CNX Resources Corporation CNX Midstream Partners LP Cash/Stock-for-Unit 5.6% 2/27/2020 Equitrans Midstream Corporation EQM Midstream Partners LP Stock-for-Unit (8.5%) 4/2/2019 UGI Corporation AmeriGas Partners, L.P. Cash/Stock-for-Unit 16.5% 3/18/2019 ArcLight Energy Partners American Midstream Partners, LP Cash-for-Unit (11.0%) 11/26/2018 ArcLight Energy Partners TransMontaigne Partners L.P. Cash-for-Unit 11.8% 11/26/2018 Dominion Energy Inc Dominion Energy Midstream Partners, LP Stock-for-Unit 2.6% 11/8/2018 Western Gas Equity Partners, LP Western Gas Partners, LP Cash/Stock-for-Unit 72.0% 10/22/2018 EnLink Midstream LLC EnLink Midstream Partners, L.P. Stock-for-Unit (2.5%) 10/18/2018 Valero Energy Corporation Valero Energy Partners LP Cash-for-Unit 17.0% 10/9/2018 Antero Midstream Corp. Antero Midstream Partners LP Cash/Stock-for-Unit 63.2% 9/18/2018 Enbridge Inc. Enbridge Energy Management, L.L.C. Stock-for-Share 29.8% 9/18/2018 Enbridge Inc. Enbridge Income Fund Holdings Inc. Cash/Stock-for-Share 16.8% 9/18/2018 Enbridge Inc. Enbridge Energy Partners, L.P. Class A Stock-for-Share 13.9% All Transactions Min (11.0%) Median 16.4% Mean 19.6% Max 72.0% th 25 Percentile 4.8% th 75 Percentile 26.5% Cash-for-Unit/Stock Transactions Min (11.0%) Median 20.0% Mean 20.3% Max 54.0% th 25 Percentile 13.1% th 75 Percentile 26.2% Source: Public filings, FactSet 1 Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 24 Premiums shown relative to trading price on last unaffected trading day before initial offer

Financial Analysis Regarding the MMLP Common Units | Premiums Paid Analysis (Continued) Summary Results 1-Day Prior Spot | All Transactions 1-Day Prior Spot | Cash-for-Unit/Stock Transactions Unit Price as of 5/23/2024 $3.00 $3.00 1 Historical Merger Premium Range 4.8% - 26.5% 13.1% - 26.2% Implied MMLP Unit Price Range $3.14 - $3.79 $3.39 - $3.79 Source: Public filings, FactSet 1 th th Based on 25 / 75 percentiles Project Augusta © 2024 Wells Fargo Bank, N.A. All rights reserved. Confidential. 25

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